EXHIBIT 10.34
WARRANT ASSIGNMENT AND TRANSFER

March [●], 2021

Reference is hereby made to that certain Warrant Purchase Agreement, dated as of January 12, 2021 (the “Warrant Purchase Agreement”), by and among Hamilton Lane Alliance Holdings I, Inc., a Delaware corporation (the “Company”), and HL Alliance Holdings Sponsor LLC, a Delaware limited liability company (the “Warrant Holder”). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Warrant Purchase Agreement.

FOR VALUE RECEIVED, the Warrant Holder hereby assigns and transfers unto the undersigned transferee (the “Transferee”) and the Transferee hereby accepts and receives from the Warrant Holder [        ] Private Placement Warrants.

By signing below, the Transferee:

1. Agrees to be bound by the applicable transfer restrictions set forth in the Letter Agreement, dated January 15, 2021, among the Company, the Warrant Holder and the other signatories party thereto, a copy of which is attached hereto as Annex A.

2. Agrees to be bound by the applicable transfer restrictions set forth in the Registration Rights Agreement, dated January 15, 2021, among the Company, the Warrant Holder and the other signatories party thereto, a copy of which is attached hereto as Annex B.

3. Agrees to be bound by the applicable transfer restrictions set forth in the Warrant Agreement, dated January 15, 2021, among the Company and Continental Stock Transfer & Trust Company, a copy of which is attached hereto as Annex C.

4. Agrees to notify the Warrant Holder promptly upon any full or partial exercise of the Private Placement Warrants.

By signing below, the Company hereby acknowledges and consents to the transfer and assignment to the Transferee of the number of Private Placement Warrants indicated above and does hereby authorize and direct the Assistant Secretary of the Company to instruct the Company’s transfer agent to transfer such Private Placement Warrants on the books of the Company maintained by the transfer agent.

    This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

TRANSFEREE:	By:
Name:

TRANSFEROR:	HL ALLIANCE HOLDINGS SPONSOR LLC

By:
	Name:	Adam B. Shane
	Title:	Assistant Secretary

COMPANY:	HAMILTON LANE ALLIANCE HOLDINGS I, INC.

By:
	Name:	Andrea Anigati (Kramer)
	Title:	Chief Executive Officer

Annex A
Letter Agreement

January 15, 2021
Hamilton Lane Alliance Holdings I, Inc.
1 Presidential Blvd., Floor 4
Bala Cynwyd, PA 19004

Re:    Initial Public Offering
Ladies and Gentlemen:
This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Hamilton Lane Alliance Holdings I, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities, LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of up to 27,600,000 of the Company’s units (including up to 3,600,000 units that may be purchased by the Underwriters to cover over-allotments, if any) (the “Units”), each comprising one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.
In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HL Alliance Holdings Sponsor LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors, a nominee for membership on the Company’s board of directors and/or a member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:
1.The Sponsor and each Insider hereby agrees that, in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares.
The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination. The Sponsor and each Insider hereby waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Charter (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.
2.The undersigned acknowledges and agrees that, prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company will, to the extent required by applicable law or the Company’s board of directors, obtain an opinion from an independent investment banking firm or an independent accounting firm that such Business Combination is fair to the Company from a financial point of view.
3.During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities
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convertible into, or exercisable, or exchangeable for, shares of Common Stock (but excluding Units, Warrants and shares of Common Stock purchased in the Public Offering or thereafter) owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
4.In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”), which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor, or any of the other undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall (x) apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the funds in the Trust Account which may be withdrawn to pay franchise and income taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.
5.To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,600,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus) in full, the Sponsor agrees to forfeit, at no cost, (a) a number of Vested Founder Shares in the aggregate equal to 400,000 multiplied by a fraction (i) the numerator of which is 3,600,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,600,000, and (b) a number of Contingent Founder Shares in the aggregate equal to 235,294 multiplied by a fraction (i) the numerator of which is 3,600,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,600,000.
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6.The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), 7(d) or 8 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.
7.(a)    The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).
(b)    The Sponsor agrees that it shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”).
(c)    Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member(s) of the Sponsor, any affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that, in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.
(d)    Notwithstanding anything to the contrary contained herein, the Sponsor agrees that it shall not Transfer any Contingent Founder Shares (or shares of Common Stock issuable upon conversion thereof) until (A) with respect to half of the Contingent Founder Shares, if the last reported sale price of the Common Stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing one year after the closing of the initial Business Combination
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until two years after the closing of our initial Business Combination, and (B) with respect to the remaining Contingent Founder Shares, if the last reported sale price of the Common Stock equals or exceeds $15.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing two years after the closing of the initial Business Combination until three years after the closing of the initial Business Combination (the “Contingent Founder Shares Lock-up Period”). The Sponsor agrees that it shall forfeit (i) one half of the Contingent Founder Shares, at no cost, to the extent the $12.50 trading price threshold described in clause (A) of this paragraph 7(d) is not met and (ii) one half of the Contingent Founder Shares, at no cost, to the extent the $15.00 trading price threshold described in clause (B) of this paragraph 7(d) is not met; for the avoidance of doubt, the restrictions contained in this paragraph 7(d) are in addition to the restrictions set forth under paragraph 7(a) hereof.
8.Each of the Insiders agrees to serve in such capacity until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each Insider’s questionnaire furnished to the Company and the Representatives is true and accurate in all material respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.
9.Except as disclosed in the Prospectus, neither the Sponsor nor any Insider, nor any affiliate of the Sponsor or any Insider, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).
10.The Company, the Sponsor and each Insider represents and warrants, severally and not jointly, that it, he or she has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.
11.As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Contingent Founder Shares” shall mean the 1,803,922 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor (up to 235,294 of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters), that are subject to the Transfer restrictions and the possibility of forfeiture by the Sponsor pursuant to paragraph 7(d) hereof; (iv) “Founder Shares” shall mean the Contingent Founder Shares and the Vested Founder
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Shares; (v) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (vi) “Private Placement Warrants” shall mean the Warrants to purchase up to 4,533,333 shares of Common Stock of the Company (or 5,013,333 shares of Common Stock if the over-allotment option is exercised in full by the Underwriters) that the Sponsor has agreed to purchase for an aggregate purchase price of $6,800,000 (or $7,520,000 if the over-allotment option is exercised in full by the Underwriters), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (viii) “Trust Account” shall mean the trust account into which the net proceeds of the Public Offering and certain proceeds from the sale of the Private Placement Warrants shall be deposited; (ix) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (x) “Vested Founder Shares” shall mean 3,066,666 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor (up to 400,000 of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters), that are not subject to the Transfer restrictions and the possibility of forfeiture by the Sponsor pursuant to paragraph 7(d) hereof.
12.The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.
13.This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
14.No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.
15.Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.
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16.This Letter Agreement may be executed in any number of original, facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
17.This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
18.This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of Wilmington, in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.
19.Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or e-mail transmission.
20.This Letter Agreement shall terminate (a) with respect to each Insider, on the earlier of (i) the expiration of the Founder Shares Lock-up Period or (ii) the liquidation of the Company, and (b) with respect to the Sponsor, on the earlier of (i) the expiration of the Contingent Founder Shares Lock-up Period or (ii) the liquidation of the Company; provided that, in either case, paragraph 4 of this Letter Agreement shall survive such liquidation.
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Sincerely, HL ALLIANCE HOLDINGS SPONSOR LLC By: /s/ Adam B. Shane Name: Adam B. Shane Title: Assistant Secretary
THOMAS ALLINGHAM By: /s/ Thomas Allingham Name: Thomas Allingham HOLLY FLANAGAN By: /s/ Holly Flanagan Name: Holly Flanagan ARLENE YOCUM By: /s/ Arlene Yocum Name: Arlene Yocum

Acknowledged and Agreed: HAMILTON LANE ALLIANCE HOLDINGS I, INC. By: /s/ Andrea Anigati (Kramer) Name: Andrea Anigati (Kramer) Title: Chief Executive Officer

Annex B
Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 15, 2021, is made and entered into by and among Hamilton Lane Alliance Holdings I, Inc., a Delaware corporation (the “Company”), HL Alliance Holdings Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned parties listed under Holder on the signature page hereto (each such party, together with the Sponsor, the member of the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Sponsor have entered into that certain Founder Shares Subscription Agreement, dated as of September 22, 2020, pursuant to which the Sponsor purchased an aggregate of 14,375,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”);

WHEREAS, on October 2, 2020, the Company effected a reverse stock split resulting in the Sponsor holding an aggregate of 11,500,000 Founder Shares;

WHEREAS, the Sponsor subsequently transferred an aggregate of 75,000 Founder Shares to the other Holders (such Holders, together with the Sponsor (the “Initial Stockholders”);

WHEREAS, in December 2020, the Sponsor forfeited 7,411,176 Founder Shares, resulting in the Initial Stockholders holding an aggregate of 4,058,824 Founder Shares,

WHEREAS, in January 2020, the Company effected a stock split resulting in the Initial Stockholders holding 3,066,666 Founder Shares (up to 400,000 of which are subject to forfeiture by the Sponsor if the over-allotment option in connection with the Company’s initial public offering is not exercised in full) and 1,803,922 shares (up to 235,294 of which are subject to forfeiture by the Sponsor if the over-allotment option in connection with the Company’s initial public offering is not exercised in full), which are subject to additional forfeiture and transfer restrictions set forth in the Insider Letter (as defined herein);

WHEREAS, the Founder Shares are convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at the time of the initial Business Combination (as defined below) on a one-for-one basis, subject to adjustment, on the terms and conditions provided in the Company’s amended and restated certificate of incorporation, as may be amended from time to time;

WHEREAS, on January12, 2021, the Company and the Sponsor entered into that certain Warrant Purchase Agreement, pursuant to which the Sponsor agreed to purchase 4,533,333 warrants (or up to 5,013,333 warrants if the over-allotment option in connection with the Company’s initial public offering is exercised in full) (together with all other warrants issued by the Company to the Sponsor on substantially the same terms, the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering, each Private Placement Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or any principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) the Company has a bona fide business purpose for not making such information public.
“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Contingent Founder Shares” shall mean the 1,803,922 shares of Class B common stock initially issued to the Sponsor (up to 235,294 of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option in connection with the Company’s initial public offering is not exercised in full by the Underwriters), that are subject to certain transfer restrictions and the possibility of forfeiture by the Sponsor pursuant to the terms of the Insider Letter.

“Contingent Founder Shares Lock-Up Period” shall mean, with respect to the Contingent Founder Shares, the period until the following conditions are met: (A) with respect to half of the Contingent Founder Shares, the last reported sale price of the Common Stock equals or exceeds $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing one year after the closing of the initial Business Combination until two years after the closing of our initial Business Combination, and (B) with respect to the remaining Contingent Founder Shares, the last reported sale price of the Common Stock equals or exceeds $15.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing two years after the closing of the initial Business Combination until three years after the closing of the initial Business Combination.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Founder Shares Lock-Up Period” shall mean, with respect to the Founder Shares, the period ending on the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Holders” shall have the meaning given in the Preamble.

“Insider Letter” shall mean that certain letter agreement, dated as of the date hereof, by and among the Company, the Sponsor, each of the Company’s executive officers, directors and director nominees and the other signatories thereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement not misleading or, in the case of a Prospectus, not misleading in the light of the circumstances under which they were made.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-Up Period or Private Placement Lock-Up Period, as the case may be, under the Insider Letter and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement Lock-Up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the completion of the Company’s initial Business Combination.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (b) the Private Placement Warrants (including any shares of the Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (c) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement or purchased in the IPO or at any time thereafter, (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $2,000,000 made to the Company by a Holder, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holder initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sponsor” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II
REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the date the Company consummates the Business Combination, any Holder that together with its affiliates owns at least 20% in interest of the then-outstanding number of Registrable Securities (the “Demanding Holder”) may make a written demand for Registration of all or part of its Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holder and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than two (2) Registrations per eligible Holder pursuant to a Demand Registration under this subsection 2.1.1; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) the Demanding Holder initiating such Demand Registration thereafter affirmatively elects within five (5) days to continue with such Registration and accordingly notifies the Company in writing of such election within such five (5)-day period; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if the Demanding Holder so advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such

Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holder initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holder and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holder and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. The Demanding Holder initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.
2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the date the Company consummates a Business Combination, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable

Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the

Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”), or if the Company is ineligible to use Form S-3, on Form S-1; provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000. In the event the Company files a registration statement pursuant to this Section 2.3 on Form S-1, the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Founder Shares Lock-Up Period, the Private Placement Lock-Up Period or the Contingent Shares Lock-Up Period, as the case may be.
ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date the Company consummates a Business Combination the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions, to the extent such exemption is available to Holders at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under this Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI
MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 1 Presidential Blvd., Floor 4, Bala Cynwyd, PA 19004, Attention: Adam B. Shane, with copy to: Ropes & Gray LLP, Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attention: Paul Tropp and Michael Littenberg, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Prior to the expiration of the Founder Shares Lock-Up Period, the Private Placement Lock-Up Period or the Contingent Shares Lock-Up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement and other applicable agreements.

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

6.7 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Sponsor in the negotiation, administration, performance or enforcement hereof.

6.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.12 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all of the Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HAMILTON LANE ALLIANCE HOLDINGS I, INC.,
a Delaware corporation

By:	/s/ Andrea Anigati (Kramer)
Name:	Andrea Anigati (Kramer)
Title:	Chief Executive Officer

HOLDERS:

HL ALLIANCE HOLDINGS SPONSOR LLC,
a Delaware limited liability company

By:	/s/ Adam B. Shane
Name:	Adam B. Shane
Title: Assistant Secretary

THOMAS ALLINGHAM

By:	/s/ Thomas Allingham
Name:	Thomas Allingham

HOLLY FLANAGAN

By:	/s/ Holly Flanagan
Name:	Holly Flanagan

ARLENE YOCUM

By:	/s/ Arlene Yocum
Name:	Arlene Yocum

Annex C
Warrant Agreement

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of January 15, 2021, is by and between Hamilton Lane Alliance Holdings I, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent,” also referred to herein as the “Transfer Agent”).

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-third of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, has determined to issue and deliver up to 8,000,000 warrants (or up to 9,200,000 warrants if the Over-allotment Option (as defined below) is exercised in full) to public investors in the Offering (the “Public Warrants”), each whole Public Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, on January 12, 2021, the Company entered into that certain Warrant Purchase Agreement with HL Alliance Holdings Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 4,533,333 warrants (or up to 5,013,333 warrants if the Over-allotment Option is exercised in full) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option, if applicable), bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant;

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial Business Combination (as defined below), the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as the Company may require, of which up to $2,000,000 of such loans may be converted into warrants at a price of $1.50 per warrant at the option of the lender (the “Working Capital Warrants”);

WHEREAS, following consummation of the Offering, the Company may issue additional warrants (“Post-IPO Warrants” and, together with the Private Placement Warrants, the Working Capital Warrants and the Public Warrants, the “Warrants”) in connection with, or following the consummation by the Company of, a Business Combination (defined below);

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-1, File Nos. 333-251419 and 333-252058, and a prospectus (the “Prospectus”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Common Stock included in the Units;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall initially be issued in registered form only.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants in book-entry form, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book-entry Public Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Detachability of Warrants. The Common Stock and Public Warrants comprising the Units shall begin separate trading on the 52nd day following the date of the Prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, or earlier (the “Detachment Date”) with the consent of the representatives of the several underwriters, but in no event shall the Common Stock and the Public Warrants comprising the Units be separately traded until (A) the Company has filed (i) a Current Report on Form 8-K with the Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Offering, including the proceeds received by the Company from the exercise by the underwriters of their right to purchase additional Units in the Offering (the “Over-allotment Option”), if the Over-allotment Option is exercised prior to the filing of the Current Report on Form 8-K, and (ii) a second or amended Current Report on Form 8-K to provide updated financial information to reflect the underwriters’ exercise of the Over-allotment Option, if the Over-allotment Option is exercised following the filing of the Form 8-K pursuant to clause (i) above, and (B) the Company issues a press release announcing when such separate trading shall begin.
2.5 No Fractional Warrants Other Than as Part of Units. The Company shall not issue fractional Warrants other than as part of the Units, each of which is comprised of one share of Common Stock and one-third of one Public Warrant. If, upon the detachment of Public Warrants from Units or otherwise, a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2.6 Private Placement Warrants and Working Capital Warrants. The Private Placement Warrants and the Working Capital Warrants shall be identical to the Public Warrants, except that so long as they are held by the original purchasers thereof or any Permitted Transferees (as defined below) they: (i) may be exercised for cash or on a cashless basis, pursuant to subsection 3.3.1(c) hereof, (ii) including the shares of Common Stock issuable upon exercise of the Private Placement Warrants and the Working Capital Warrants, subject to certain exceptions, may not be transferred, assigned or sold until thirty (30) days after the completion by the Company of an initial Business Combination (as defined below), and (iii) shall not be redeemable by the Company pursuant to Section 6.1 hereof; provided, however, that in the case of (ii), the Private Placement Warrants and the Working Capital Warrants and any shares of Common Stock held by the original purchasers thereof or any Permitted Transferees and issued upon exercise of the Private Placement Warrants or the Working Capital Warrants may be transferred by the holders thereof:

(a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member(s) of the Sponsor, any affiliates of such members and funds and accounts advised by such members;

(b) in the case of an individual, by gift to a member such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization;

(c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such person;

(d) in the case of an individual, pursuant to a qualified domestic relations order;

(e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased;

(f) in the event of the Company’s liquidation prior to consummation of the Company’s initial Business Combination;

(g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon liquidation or dissolution of the Sponsor;

(h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of its initial Business Combination; or

(i) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination;

provided, however, that, in the case of clauses (a) through (e) or (g), any such transferees (the “Permitted Transferees”) enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

2.7 Post-IPO Warrants. The Post-IPO Warrants, when and if issued, shall have the same terms and be in the same form as the Public Warrants, except as may be agreed upon by the Company.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or applicable law); provided, that the Company shall provide at least three (3) Business Days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.
3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of: (i) the date that is thirty (30) days after the first date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), or (ii) the date that is twelve (12) months from the date of the closing of the Offering, and terminating at 5:00 p.m., New York City time, on the earliest to occur of: (x) the date that is five (5) years after the date on which the Company completes its initial Business Combination, (y) the liquidation of the Company in accordance with the Company’s amended and restated certificate of incorporation, as amended from time to time, if the Company fails to complete a Business Combination, or (z) other than with respect to the Private Placement Warrants and the Working Capital Warrants to the extent then held by the original purchasers thereof or their Permitted Transferees, the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Private Placement Warrant or a Working Capital Warrant) to the extent then held by the original purchasers thereof or their Permitted Transferees in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant (other than a Private Placement Warrant or a Working Capital Warrant to the extent then held by the original purchasers thereof or their Permitted Transferees in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented in book-entry form, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary, to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a) in lawful money of the United States, in good certified check or wire payable to the order of the Warrant Agent;

(b) [Reserved];

(c) with respect to any Private Placement Warrant or Working Capital Warrant, so long as such Private Placement Warrant or Working Capital Warrant is held by the Sponsor or a Permitted Transferee, by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value,” as defined in this subsection 3.3.1(c), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average last reported sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent;
(d) as provided in Section 6.2 hereof with respect to a Make-Whole Exercise;
(e) as provided in Section 7.4 hereof.

3.3.2 Issuance of Shares of Common Stock upon Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4 or a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants, except pursuant to Section 7.4. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the shares of Common Stock underlying such Unit. In no event will the Company be required to net cash settle the exercise of a Warrant. The Company may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4 hereof. If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event he, she or it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part), to the Warrant Agent’s actual knowledge, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 4.9% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and his, her or its affiliates or any such other person or group shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and his, her or its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and his, her or its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and his, her or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4. Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of the Common Stock in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the shares of Common Stock included in the Units sold in the Offering if the Company does not complete the Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity or (e) in connection with the redemption of the shares of Common Stock included in the Units sold in the Offering upon the failure of the Company to complete its initial Business Combination and any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors (the “Board”), in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Warrant) does not exceed $0.50 (being 5% of the offering price of the Units in the Offering). Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 per share and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the shares of Common Stock during the 365-day period ending on the date of declaration of such $0.35 per share dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 per share dividend, by $0.25 (the absolute value of the difference between $0.75 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365- day period, including such $0.35 dividend) and $0.50 per share (the greater of (x) $0.50 per share and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).
4.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Exercise Price.

4.3.1 Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.3.2 If (x) the Company issues additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares of Common Stock issued prior to the Offering and held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Warrant Price will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described in Section 6.1 and Section 6.2 shall be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described in Section 6.2 shall be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the amount of cash per share of Common Stock, if any, plus the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.
4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Warrants be adjusted pursuant to this Section 4.8 as a result of any issuance of securities in connection with a Business Combination. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.9 No Adjustment. For the avoidance of doubt, no adjustment shall be made to the terms of the Warrants solely as a result of an adjustment to the conversion ratio of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), into shares of Common Stock or the conversion of the shares of Class B Common Stock into shares of Common Stock, in each case, pursuant to the Company’s amended and restated certificate of incorporation, as further amended from time to time.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or with respect to any Book-Entry Warrant, each Book-Entry Warrant may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depositary, or to a nominee of a successor depository; provided further, however that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Warrants and the Working Capital Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as part of the Units.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6 Transfer of Warrants. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Notwithstanding the foregoing, the provisions of this Section 5.6 shall have no effect on any transfer of Warrants on and after the Detachment Date.

6. Redemption.

6.1 Redemption of Warrants for Cash. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.01 per Warrant, provided that (a) the last reported sale price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Registered Holders equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below).

6.2 Redemption of Warrants for Cash. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Warrant, provided that the last reported sale price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Registered Holders equals or exceeds $10.00 per share (subject to adjustment in compliance with Section 4 hereof) and, if the last reported sale price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Registered Holders is less than $18.00 per share, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Common Stock) as the outstanding Public Warrants. During the 30-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Warrants may elect to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1 and receive a number of shares of Common Stock determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Warrants) and the “Redemption Fair Market Value” (as such term is defined in this Section 6.2) (a “Make-Whole Exercise”). Solely for purposes of this Section 6.2, the “Redemption Fair Market Value” shall mean the volume-weighted average price of the Common Stock as reported during the ten (10) trading days immediately following the date on which notice of redemption pursuant to this Section 6.2 is sent to the Registered Holders. In connection with any redemption pursuant to this Section 6.2, the Company shall provide the Registered Holders with the Redemption Fair Market Value no later than one (1) Business Day after the ten (10) trading day period described above ends.

Redemption Date	Redemption Date Fair Market Value of Common Stock
(period to expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.024	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Redemption Fair Market Value and Redemption Date (as defined below) may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised in a Make-Whole Exercise will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the Exercise Price is adjusted pursuant to Section 4 hereof. If the number of shares issuable upon exercise of a Warrant is adjusted pursuant to Section 4 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table above shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the Exercise Price is adjusted, (a) in the case of an adjustment pursuant to Section 4.4 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to Section 4.1.2 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment less the decrease in the Exercise Price pursuant to such Exercise Price adjustment. In no event shall the number of shares issued in connection with a Make-Whole Exercise exceed 0.361 shares of Common Stock per Warrant (subject to adjustment).

6.3 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants, pursuant to Sections 6.1 or 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Section 6.1 or Section 6.2 hereof.

6.4 Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 6.2 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.5 Exclusion of Private Placement Warrants and Working Capital Warrants. The Company agrees that the redemption rights provided in Section 6.1 hereof shall not apply to the Private Placement Warrants, the Working Capital Warrants or the Post-IPO Warrants (if such Post-IPO Warrants provide that they are non-redeemable by the Company for cash) if at the time of the redemption such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants continue to be held by the original purchasers thereof or their Permitted Transferees. However, once such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants are transferred (other than to Permitted Transferees in accordance with Section 2.6 hereof), the Company may redeem the Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants pursuant to Section 6.1 hereof, provided that the criteria for redemption are met, including the opportunity of the holder of such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants to exercise such Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants prior to redemption pursuant to Section 6.4 hereof. Private Placement Warrants, Working Capital Warrants or the Post-IPO Warrants (if such Post-IPO Warrants provide that they are non-redeemable by the Company) that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants, Working Capital Warrants or Post-IPO Warrants and shall become Public Warrants under this Agreement.
7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4 Registration of Common Stock; Cashless Exercise at Company’s Option.

7.4.1 Registration of the Common Stock. The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of its initial Business Combination, it shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within 60 Business Days after the closing of the Company’s initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the closing of the Business Combination, holders of the applicable Warrants shall have the right, during the period beginning on the 61st Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the applicable Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value and (B) 0.361 per whole Warrant. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the average reported last sale price of the Common Stock as reported during the ten (10) trading day period ending on the third trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or his, her or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor statute)) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2 Cashless Exercise at Company’s Option. If the shares of Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, (i) require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the Public Warrant under applicable blue sky laws to the extent an exemption is not available.

8. Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the

appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President, Secretary or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants.

8.6 Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Hamilton Lane Alliance Holdings I, Inc.
1 Presidential Blvd., Floor 4
Bala Cynwyd, PA 19004
Attn: Adam Shane
Email: ashane@hamiltonlane.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attn: Compliance Department

With a copy in each case to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Paul Tropp and Emily Oldshue
Email: paul.tropp@ropesgray.com, michael.littenberg@ropesgray.com

and

J.P. Morgan Securities, LLC
383 Madison Avenue
New York, NY 10179

and

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Richard D. Truesdell and Derek J. Dostal
Email: richard.truesdell@davispolk.com, derek.dostal@davispolk.com

9.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for

inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity or to correct any mistake, including to conform the provisions hereof to the description of the terms of the Warrants and this Agreement set forth in the Prospectus, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or Working Capital Warrants or any provision of this Agreement with respect to the Private Placement Warrants or Working Capital Warrants, 50% of the number of then outstanding Private Placement Warrants and Working Capital Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A – Form of Warrant Certificate
Exhibit B – Legend

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HAMILTON LANE ALLIANCE HOLDINGS I, INC.

By:	/s/ Andrea Anigati (Kramer)
Name:	Andrea Anigati (Kramer)
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]
Number
WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
HAMILTON LANE ALLIANCE HOLDINGS I, INC.
Incorporated Under the Laws of the State of Delaware
CUSIP [__________]
Warrant Certificate

This Warrant Certificate certifies that __________, or its registered assigns, is the registered holder of __________ warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Hamilton Lane Alliance Holdings I, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

HAMILTON LANE ALLIANCE HOLDINGS I, INC.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of __________, 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Hamilton Lane Alliance Holdings I, Inc. (the “Company”) in the amount of $ __________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________, whose address is __________ and that such shares of Common Stock be delivered to __________ whose address is __________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Warrant Certificate be delivered to __________, whose address is __________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 6.2 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant or a Working Capital Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Warrant Certificate be delivered to __________, whose address is __________.

[Signature Page Follows]

5

Date: __________, 20
(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG HAMILTON LANE ALLIANCE HOLDINGS I, INC. (THE “COMPANY”), HL ALLIANCE HOLDINGS SPONSOR LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED HEREBY AND SHARES OF CLASS A COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”